UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 26, 2010
Uroplasty, Inc.

(Exact name of registrant as specified in its charter)
Minnesota

(State or other jurisdiction of
incorporation or organization

(001-32632)	41-1719250

Commission File No.	(I.R.S. Employer Identification No.)

5420 Feltl Road
Minnetonka, Minnesota	55343

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (952) 426-6140

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sale of Equity Securities
Since March 31, 2010 and through May 26, 2010, holders of warrants issued on August 7, 2006 (the “2006 Warrants”) to purchase an aggregate of 242,000 shares of the common stock of Uroplasty, Inc. (the “Company”) at a price of $2.50 per share had exercised their 2006 Warrants for cash. In accordance with the call described in Item 3.03 below, the Company anticipates that the 2006 Warrants to purchase 522,500 shares that remain outstanding will be exercised before they expire on June 4, 2010.
Item 3.03 Material Modification to Rights of Security Holders
On May 26, 2010, the Company mailed to holders of the 2006 Warrants, a Call Notice notifying the holders that, in accordance with Section 4(b) of each 2006 Warrant, the Company had satisfied the conditions to call the 2006 Warrants, and was calling the 2006 Warrants. Accordingly, all of the 2006 Warrants that remain outstanding will expire unless exercised before 6:30 p.m., New York Time, on June 4, 2010.
SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UROPLASTY, INC.
By	/s/ MAHEDI A. JIWANI
Mahedi A. Jiwani, Chief Financial Officer
Dated: May 26, 2010